                                                                   EXHIBIT 10.13

                          TRANSITION SERVICES AGREEMENT

                                     between

                 NORTHROP GRUMMAN SPACE & MISSION SYSTEMS CORP.

                                       and

                        TRW AUTOMOTIVE ACQUISITION CORP.

                          Dated as of February 28, 2003

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                          TRANSITION SERVICES AGREEMENT

     THIS TRANSITION SERVICES AGREEMENT (this "Agreement"), dated as of February
28, 2003, is entered into by and between by and between NORTHROP GRUMMAN SPACE &
MISSION SYSTEMS CORP., an Ohio corporation formerly known as TRW INC. ("TRW"), and TRW AUTOMOTIVE ACQUISITION CORP., a Delaware corporation ("TAAC").
Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Master Purchase Agreement (as defined below).

     WHEREAS, BCP Acquisition Company L.L.C., a Delaware limited liability company (the "Purchaser"), and Northrop Grumman Corporation, a Delaware
corporation and the sole shareholder of TRW, have entered into a Master Purchase
Agreement, dated as of November 18, 2002, as amended by Amendment No. 1 thereto, dated as of December 20, 2002, among the Purchaser, Northrop Grumman
Corporation, TRW and TRW Automotive Inc., a Delaware corporation and majority-owned Subsidiary of TRW, (as the same may be amended, supplemented or modified to date, the "Master Purchase Agreement") providing for the purchase by
TAAC of TRW's Automotive Business;

     WHEREAS, pursuant to the Master Purchase Agreement, on or prior to the date hereof, TRW has contributed and transferred to TAAC, and TAAC has received and assumed, directly or indirectly, substantially all of the assets and liabilities currently associated with the Automotive Business and the stock or similar interests currently held by TRW in Subsidiaries and other entities that conduct the Automotive Business (the transactions described in this recital are referred to collectively as the "Transfers" and have been effected in accordance with
Article I of the Master Purchase Agreement);

     WHEREAS, prior to the Closing Date, the Automotive Business received various support services from TRW and its Subsidiaries, and TRW's businesses, other than the Automotive Business (such businesses, the "TRW Business"), received various support services from the Company (as defined in the Master
Purchase Agreement) and its Subsidiaries; and

     WHEREAS, subject to the terms and conditions set forth herein, the parties have agreed to enter into this Agreement in order for TRW to assist TAAC, and for TAAC to assist TRW, by providing to TAAC and TRW, respectively, certain services and support not otherwise specified in the Master Purchase Agreement or any other Ancillary Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

     "Agreement" shall have the meaning ascribed to such term in the preamble hereto.

     "Automotive Business" shall have the meaning ascribed thereto in the Master
Purchase Agreement.

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     "Contact Persons" shall mean the persons set forth opposite each Service on
Schedule A and Schedule B, or such persons' successors or substitutes, who have been designated by TRW and TAAC to handle all matters relating to such Service.

     "Defaulting Party" shall have the meaning ascribed to such term in Section
3.2(c).

     "Master Purchase Agreement" shall have the meaning ascribed to such term in the recitals hereto.

     "Non-Defaulting Party" shall have the meaning ascribed to such term in
Section 3.2(c).

     "Receiving Party" shall mean TRW or TAAC, as the case may be, when such party is receiving Services pursuant to the terms and conditions of this
Agreement.

     "TAAC Services" shall mean each of the services described in Schedule A to be provided by or on behalf of TRW to TAAC pursuant to the terms and conditions of this Agreement.

     "Services" shall mean the TRW Services or TAAC Services, as the case may
be.

     "Service Charge" shall have the meaning ascribed to such term in Section
4.1.

     "Service Description" shall mean the description of each individual Service respectively provided in Schedule A and Schedule B.

     "Standard of Care" shall have the meaning ascribed to such term in Section
2.2.

     "Supplying Party" shall mean TRW or TAAC, as the case may be, when such party is supplying Services pursuant to the terms and conditions of this
Agreement.

     "Term" shall have the meaning ascribed to such term in Section 3.1.

     "Transfers" shall have the meaning ascribed to such term in the preamble hereto.

     "TRW Business" shall have the meaning ascribed to such term in the preamble hereto.

     "TRW Parties" shall have the meaning ascribed to such term in Section 6.1.

     "TRW Services" shall mean each of the services described in Schedule B to be provided by or on behalf of TAAC to TRW pursuant to the terms and conditions of this Agreement.

                                   ARTICLE II.

                                    SERVICES

     Section 2.1 Agreement to Provide Services.

     (a) In addition to any obligation TRW has to perform services for TAAC pursuant to the Master Purchase Agreement or any Ancillary Agreement (other than this Agreement) and subject to the terms of this Agreement, TRW shall provide, or shall cause a Subsidiary of TRW to provide, to TAAC, or a Subsidiary of TAAC,
TAAC Services during the Term in scope and in a manner and at a level of service consistent in all material respects with the services provided to the Automotive
Business as it existed prior to the Closing Date.

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     (b) In addition to any obligation TAAC has to perform services for TRW pursuant to the Master Purchase Agreement or any Ancillary Agreement (other than this Agreement) and subject to the terms of this Agreement, TAAC shall provide, or shall cause a Subsidiary of TAAC to provide, to TRW, or a Subsidiary of TRW, the TRW Services during the Term in scope and in a manner and at a level of service consistent in all material respects with the services provided to the
TRW Business as it existed prior to the Closing Date.

     (c) For each Service, the parties have set forth on Schedule A and Schedule
B, among other things, the time period during which the Service will be provided
(if different from the Term), a summary of the Service to be provided, a description of the Service, the location from which such Service is currently provided and the charge, if any, for the Service and any other terms applicable thereto.

     Section 2.2 Standard of Care. TRW shall provide TAAC Services, and TAAC shall provide the TRW Services, with the same degree of skill, attention and care as it exercises in performing the same or similar services for itself and its Affiliates (collectively, the "Standard of Care"). Neither party shall have any liability to the other party or any third party in connection with the provision of the Services except to the extent such Services were provided in breach of such party's Standard of Care. Each party hereby agrees to indemnify and hold the other party and its respective officers, directors, agents, employees, and Affiliates harmless from and against any and all liabilities, losses, damages, expenses, fines and penalties of any kind, including reasonable attorneys' fees and disbursements incurred by such party, as the result of any claim by any third party arising out of the provision of Services, provided that such Services were provided in compliance with such party's respective Standard of Care.

     Section 2.3 Modification of Services.

     (a) Schedule A identifies TAAC Services to be provided by TRW and, subject to the mutual agreement of the parties hereto acting reasonably, it may be amended from time to time to add any additional TAAC Services reasonably requested by TAAC or to modify or to delete TAAC Services. During the Term, service upgrades and improvements that TRW provides to its own internal organizations shall be made available to TAAC to the extent that the parties mutually agree upon the price for any such upgrade or improvement.

     (b) Schedule B identifies the TRW Services to be provided by TAAC and, subject to the mutual agreement of the parties hereto acting reasonably, it may be amended from time to time to add any additional TRW Services reasonably requested by TRW or to modify or to delete TRW Services. During the Term, service upgrades and improvements that TAAC provides to its own internal organizations shall be made available to TRW to the extent that the parties mutually agree upon the price for any such upgrade or improvement.

     Section 2.4 Independence. Unless otherwise agreed in writing, all employees and representatives of the Supplying Party shall be deemed for purposes of all compensation and employee benefits matters to be employees or representatives of the Supplying Party and not employees or representatives of the Receiving Party.
In performing the Services, such employees and representatives shall be under the direction, control and supervision of the Supplying Party (and not the
Receiving Party) and the Supplying Party shall have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such employees and representatives.

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     Section 2.5 Non-Exclusivity. Nothing in this Agreement shall preclude a
Receiving Party from obtaining, in whole or in part, services of any nature that may be obtainable from the Supplying Party, from its own employees or from providers other than the Supplying Party.

     Section 2.6 Cooperation. The Receiving Party shall, in a timely manner, take all such actions as may be reasonably necessary or desirable in order to enable or assist the Supplying Party in the Supplying Party's provision of
Services, including providing necessary information and specific written authorizations and consents, and the Supplying Party shall be relieved of its obligations hereunder to the extent that the Receiving Party's failure to take any such action renders performance by the Supplying Party of such obligations unlawful or impracticable.

     Section 2.7 Limitation on Services. Unless expressly provided otherwise on
Schedule A or Schedule B, as the case may be, the Supplying Party shall not be required to (a) expand its facilities, incur new long-term capital expenses or employ additional personnel in order to provide the Services to the Receiving
Party or (b) provide Services hereunder that are greater in nature and scope than the comparable services provided by the Supplying Party to the Receiving
Party prior to the Closing Date, or that are greater in nature or scope than comparable services provided by the Supplying Party during the Term to its own internal organizations, except as may be specifically provided on Schedule A or
Schedule B, as applicable.

     Section 2.8 Personnel. In providing the Services, the Supplying Party, as it deems necessary or appropriate in its reasonable judgment, may (a) use the personnel of the Supplying Party or its Affiliates and (b) employ the services of third parties to the extent such third party services are routinely utilized to provide similar services to other businesses of the Supplying Party or are reasonably necessary for the efficient performance of any of such Services;
provided that the Receiving Party consents prior to the use of such third parties, which consent shall not be unreasonably withheld. The Supplying Party will only employ the services of third parties who have entered into non-disclosure agreements that obligate such third parties to maintain the confidentiality of the Receiving Party's confidential information and that prohibit the third party from using such confidential information for any purpose other than in connection with providing the Services. The Receiving
Party may retain at its own expense its own consultants and other professional advisers.

     Section 2.9 Right to Determine Priority. If there is an unavoidable conflict between the immediate needs of the Supplying Party and those of the
Receiving Party as to the use of or access to a particular Service to be provided by the Supplying Party, the Supplying Party shall have the right, in its sole discretion, to establish reasonable priorities, at particular times and under particular circumstances, as between the Supplying Party and the Receiving
Party. In any such situation, the Supplying Party shall provide notice to the
Receiving Party of the establishment of such priorities at the earliest practicable time.

                                  ARTICLE III.

                              TERM AND TERMINATION

     Section 3.1 Term.

     (a) This Agreement shall become effective on the Closing Date and shall remain in force until the expiration of the last time period for performance of the Services scheduled on Schedule A and Schedule B of this Agreement (the
"Term"), unless terminated earlier with respect to a particular Service or with respect to the Agreement pursuant to Section 3.2 below.

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     (b) The Company shall not have any obligation to continue to use any of the
TAAC Services and may delete any TAAC Service from Schedule A that TRW is providing to TAAC by giving TRW sixty (60) days notice thereof; provided that
TRW consents to any such discontinuance, which consent shall not be unreasonably withheld. In the event any TAAC Service is terminated by TAAC, Schedule A shall be amended to reflect such terminated TAAC Service. The Company will reimburse
TRW for any third party cancellation or similar charges incurred as a result of the early termination thereof, provided that TRW reasonably entered into such obligation in order to provide Services to TAAC in accordance with this
Agreement.

     (c) TRW shall not have any obligation to continue to use any of the TRW
Services and may delete any TRW Service from Schedule B that TAAC is providing to TRW by giving TAAC sixty (60) days notice thereof; provided that TAAC consents to any such discontinuance, which consent shall not be unreasonably withheld. In the event any TRW Service is terminated by TRW, Schedule B shall be amended to reflect such terminated TRW Services. TRW will reimburse TAAC for any third party cancellation or similar charges incurred as a result of the early termination thereof, provided that TAAC reasonably entered into such obligation in order to provide Services to TRW in accordance with this Agreement.

     Section 3.2 Termination.

     (a) Termination of TAAC Services Without Cause. The obligation of TRW to provide or cause to be provided a particular TAAC Service hereunder shall terminate on the earliest to occur of:

         (i) the expiration of the Term;

         (ii) the expiration of the term (including any available renewal term)
during which such TAAC Service is to be provided as specified in Schedule A, each such term to commence on the Closing Date;

         (iii) the date sixty (60) days following written notice from TRW that
TRW is discontinuing permanently the provision of such TAAC Service to its own internal organizations, provided that, during such 60-day period, TRW shall reasonably cooperate with TAAC in transitioning such TAAC Service to another supplier;

         (iv) the date sixty (60) days (or such longer period as is specified in
Schedule A) after TRW receives written notice that TAAC no longer desires that such TAAC Service be provided; or

         (v) the date of termination pursuant to Section 3.2(c).

     (b) Termination of TRW Services Without Cause. The obligation of TAAC to provide or cause to be provided each TRW Service to be provided hereunder shall terminate on the earliest to occur of:

         (i) the expiration of the Term;

         (ii) the expiration of the term (including any available renewal term)
during which such TRW Service is to be provided as specified in Schedule B, each such term to commence on the Closing Date;

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         (iii) the date sixty (60) days following written notice from TAAC that
TAAC is discontinuing permanently the provision of such TRW Service to its own internal organizations, provided that, during such 60-day period, TAAC shall reasonably cooperate with TRW in transitioning such TRW Service to another supplier;

         (iv) the date sixty (60) days (or such longer period as is specified in
Schedule B) after TAAC receives written notice that TRW no longer desires that such TRW Service be provided; or

         (v) the date of termination pursuant to Section 3.2(c).

     (c) Termination for Cause. Subject to Section 5.1, if either party shall fail to adequately perform in any material respect any of its material obligations under this Agreement (other than a payment default) (the "Defaulting
Party"), the other party entitled to the benefit of such performance (the
"Non-Defaulting Party") may give thirty (30) days' written notice to the
Defaulting Party specifying the nature of such failure or default and stating that the Non-Defaulting Party intends to terminate this Agreement, either in its entirety or partially as set forth in Section 3.2(d), if such failure or default is not cured within thirty (30) days of such written notice. If any failure or default so specified is not cured within such 30-day period, the Non-Defaulting
Party may elect to immediately terminate this Agreement in whole or in part with respect to the Defaulting Party; provided, however, that if the failure or default relates to a dispute contested in good faith by the Defaulting Party, the Non-Defaulting Party may not terminate this Agreement pending the resolution of such dispute. Such termination shall be effective upon giving a written notice of termination from the Non-Defaulting Party to the Defaulting Party and shall be without prejudice to any other remedy which may be available to the
Non-Defaulting Party against the Defaulting Party.

     (d) Partial Termination. Under circumstances specified in Section 3.2(c)
entitling the Non-Defaulting Party to terminate this Agreement in its entirety, the Non-Defaulting Party shall have the following options to partially terminate this Agreement upon the same notice provisions as specified in Section 3.2(c):

         (i) if the default relates to the payment for a Service, the Supplying
Party may terminate this Agreement as to the provision of that Service or all
Services to the Receiving Party, but continue this Agreement in all other respects; or

         (ii) if the default relates to the provision of a Service, the
Receiving Party may terminate this Agreement as to the provision of that Service or all Services by the Supplying Party, but continue this Agreement in all other respects.

     Section 3.3 Effect of Termination.

     (a) Each Receiving Party specifically agrees and acknowledges that all obligations of the Supplying Party to provide each Service for which the
Supplying Party is responsible hereunder shall immediately cease upon the termination of this Agreement. Upon the cessation of the Supplying Party's obligation to provide any Service, the Receiving Party shall immediately cease using, directly or indirectly, such Service (including any and all software of the Supplying Party or third party software provided through the Supplying
Party, telecommunications services or equipment, or computer systems or equipment).

     (b) Upon termination of a Service with respect to which the Supplying Party holds books, records or files, including current or archived copies of computer files, owned by the

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Receiving Party and used by the Supplying Party in connection with the provision of a Service to the Receiving Party, the Supplying Party will return all of such books, records or files as soon as reasonably practicable; provided, however, that the Supplying Party may make a copy, at its expense, of such books, records or files for archival purposes only.

     (c) Without prejudice to the survival of the other agreements of the parties, the following obligations shall survive the termination of this
Agreement: (a) the obligations of each party under Section 3.3(b), Section 7.16 and Article VI, and (b) the Supplying Party's right to receive the Service
Charges for the Services provided by it hereunder pursuant to Section 4.1 incurred prior to the effective date of termination.

                                   ARTICLE IV.

                                  COMPENSATION

     Section 4.1 Service Charge. As consideration for the provision of the
Services, the Receiving Party shall, for each Service performed, pay the
Supplying Party the applicable fee for such Service set forth in Schedule A or
Schedule B, as appropriate (the "Service Charge"), for such Service. The fee for each Service provided by the Supplying Party shall be a base fee, as specified in Schedule A or Schedule B, as appropriate. In addition to the Service Charge for such Services, the Supplying Party shall also be entitled to reimbursement from the Receiving Party upon receipt of reasonable supporting documentation for all reasonable and necessary out-of-pocket expenses incurred in connection with the Supplying Party's provision of the Services that are not included as part of the Service Charge. The Receiving Party may, but is not obligated to, set a monthly or total cap for such out-of-pocket expenses, in which case the
Supplying Party shall not exceed such cap without the Receiving Party's prior approval. In the event the Service is terminated, the Service Charge will be prorated for the number of days of Service received in the calendar month (based on a thirty day month) in which the Service is terminated.

     Section 4.2 Invoicing and Payments.

     (a) Invoices. After the end of each month, the Supplying Party, together with its Affiliates and/or Subsidiaries providing Services, will submit one invoice to the Receiving Party for all Services provided to the Receiving Party and the Receiving Party's Subsidiaries by the Supplying Party during such month.
Such monthly invoices shall be issued when the Supplying Party issues its invoices in the ordinary course of its business. Each invoice shall include a summary list of the previously agreed upon Services for which there are fixed dollar fees, together with documentation supporting each of the invoiced amounts that are not covered by the fixed fee agreements. The total amount set forth on such summary list and such supporting detail shall equal the invoice total and shall be provided under separate cover apart from the invoice. All invoices shall be sent to the attention of the Receiving Party at the address set forth in Section 7.1 or to such other address as the Receiving Party shall have specified by notice in writing to the Supplying Party.

     (b) Payment. Payment of all invoices in respect of Services shall be made by check or electronic funds transmission in U.S. Dollars, without any offset or deduction of any nature whatsoever, within thirty (30) days of the date of receipt of the invoice. Invoices unpaid as of such date shall accrue interest at a rate equal to the daily average one month LIBOR plus one percent (1%). All payments shall be made to the account designated by the Supplying Party to the
Receiving Party. If any payment is not paid when due, the Supplying Party shall have the

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right, without any liability to the Receiving Party, or anyone claiming by or through the Receiving Party, upon thirty (30) days' notice, to cease providing any or all of the Services provided by the Supplying Party to the Receiving
Party, which right may be exercised by the Supplying Party in its sole and absolute discretion.

     Section 4.3 Taxes. The price the Supplying Party charges for Services shall include all taxes and other charges that are imposed now or in the future by any
Governmental Entity other than any applicable sales, value added or similar tax that is imposed solely as a result of any Service rendered hereunder unless covered by an exemption certificate.

     Section 4.4 Disputed Amounts. In the event the Receiving Party disputes the accuracy of any invoice, the Receiving Party shall pay the undisputed portion of such invoice and the parties hereto shall promptly meet and seek to resolve the disputed amount of the invoice. If the Receiving Party fails to pay any undisputed amount owed under this Agreement, the Receiving Party shall correct such failure promptly following notice of the failure and shall pay the
Supplying Party interest on the amount paid late at an interest rate equal to the daily average one month LIBOR plus one percent (1%).

                                   ARTICLE V.

                                  FORCE MAJEURE

     Section 5.1 Event of Force Majeure. The Supplying Party shall not be liable to the Receiving Party for any interruption of Service or delay or failure to perform under this Agreement when such interruption, delay or failure results from causes beyond its reasonable control or as the result of strikes, lock-outs or other labor difficulties; acts of any government, riot, insurrection or other hostilities; embargo, war, terrorism, fuel or energy shortage, network failures, fire, flood, acts of God, wrecks or transportation delays; or inability to obtain equipment, supplies or utilities from usual sources. In such event, the obligations hereunder of the Supplying Party in providing any Service, and the obligation of the Receiving Party to pay for any such Service, shall be postponed for such time as its performance is suspended or delayed on account thereof. Upon learning of the occurrence of such event of force majeure, the
Supplying Party shall promptly notify the Receiving Party, either orally or in writing.

     Section 5.2 Reasonable Efforts. In the event of any failure, interruption or delay in performance of the Services, whether excused or unexcused, the
Supplying Party shall use its reasonable efforts to restore the Services as soon as may be reasonably possible in accordance with its existing contingency plans for such services.

                                   ARTICLE VI.

                                  MISCELLANEOUS

     Section 6.1 Notices. All notices and other communications under this
Agreement will be in writing and will be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and will also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

         (a)   if to TAAC, to:
               TRW Automotive Acquisition Corp.
               12025 Tech Center Drive

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               Livonia, Michigan 48150
               Facsimile No.:  (734) 266-4590
               Attention:  General Counsel

         (b)   if to TRW, to:
               Northrop Grumman Space & Mission Systems Corp.
               1840 Century Park East
               Los Angeles, CA 90067
               Facsimile No.: (310) 556-4558
               Attention: Vice President and General Counsel

     All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5
p.m. ([Cleveland, Ohio time]) and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

     Section 6.2 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by an authorized officer of each party. Except as otherwise provided in this
Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by an authorized officer of the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     Section 6.3 Headings. The table of contents and the article, section, paragraph and other headings contained in this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

     Section 6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     Section 6.5 Entire Agreement. This Agreement, the Master Purchase
Agreement, the Ancillary Agreements, the Exhibits hereto and the Schedules hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties, oral and written, with respect to the subject matter hereof.

     Section 6.6 Governing Law. THIS AGREEMENT, INCLUDING ALL MATTERS OF
CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES
OF CONFLICTS OR CHOICE OF LAWS OR ANY OTHER LAW THAT WOULD MAKE THE LAWS OF ANY
OTHER JURISDICTION OTHER THAN THE STATE OF DELAWARE APPLICABLE HERETO.

     Section 6.7 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY
IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING
ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED
HEREBY.

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     Section 6.8 Assignment. This Agreement may not be assigned by either party without the written consent of the other party, provided that this Agreement may be assigned without consent by either party to a person acquiring substantially all of the shares or assets of that party, or to a parent, controlled subsidiary or controlled affiliate, on condition that the assignee agrees to be bound by all of the terms and conditions of this Agreement. No such assignment shall relieve either party of any of its rights and obligations hereunder.

     Section 6.9 Fees and Expenses. Each party hereto shall be responsible for the fees and expenses incurred by it relating to the drafting, negotiation and enforcement of this Agreement, as well as any other advice sought in connection with this Agreement.

     Section 6.10 Binding Nature; Third-Party Beneficiaries. This Agreement
shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or
Persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 6.11 Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of this Agreement or of any other term hereof which shall remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that such restriction may be enforced to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

     Section 6.12 No Right of Setoff. Neither party hereto nor any Affiliate thereof may deduct from, set off, holdback or otherwise reduce in any manner whatsoever against any amounts such Persons may owe to the other party hereto or any of it Affiliates any amounts owed by such other party or its Affiliates to the first party or its Affiliates.

     Section 6.13 Currency. All monetary amounts mentioned or referred to herein are in United States dollars unless otherwise indicated.

     Section 6.14 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     Section 6.15 Construction.

     (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the words "hereof,"
"herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the
Schedules hereto and the Exhibits hereto) and not to any particular provision of this Agreement, and article, Section, paragraph, exhibit and schedule references are to the articles, Sections, paragraphs, and exhibits and schedules of this
Agreement unless otherwise specified, (iii) the words "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified, (iv) the word "or" shall not be

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exclusive, and (v) TAAC and TRW will be referred to herein individually as a
"party" and collectively as "parties" (except where the context otherwise requires).

     (b) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this
Agreement.

     (c) Any reference to any federal, state, local or non-U.S. statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

     Section 6.16 Confidentiality. TRW and TAAC each agrees to maintain the confidentiality of all non-public information relating to the other party, its
Affiliates or any third party that may be disclosed by a party to the other party in connection with the performance of the Services hereunder and to use such information solely for the purposes of providing or receiving the Services hereunder. This Agreement and all information that may be disclosed to a party pursuant to this Agreement shall be subject to the terms of the confidentiality provisions in the Master Purchase Agreement, and such information shall be held in confidence by each party and its representatives in accordance with the terms of the Master Purchase Agreement.

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                                                                              14

     IN WITNESS WHEREOF, the parties have caused this Transition Services
Agreement to be duly executed as of the day and year first above written.

                                          NORTHROP GRUMMAN SPACE & MISSION
                                          SYSTEMS CORP.

                                          By: /s/ Albert F. Myers
                                              ----------------------------------
                                              Name:  Albert F. Myers
                                              Title: President, Chief Executive
                                              Officer, Chief Financial Officer,
                                              Treasurer

                                          TRW AUTOMOTIVE ACQUISITION CORP.

                                          By: /s/ Joshua Astrof
                                              ----------------------------------
                                              Name:  Joshua Astrof
                                              Title: Treasurer and Secretary